As filed with the Securities and Exchange Commission on December 2, 1998
                                                     File No. _______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             Uniservice Corporation
               (Exact name of issuer as specified in its charter)

                 Florida                                     65-0816177
     (State or other jurisdiction                         (I.R.S. Employer
     of incorporation or organization)                    Identification No.)

         1900 Glades Road, Suite 351
         Boca Raton, Florida                                    33431
 (Address of principal executive offices)                     (Zip Code)


                              Consulting Agreement
                            (Full title of the plan)

                                   David Mayer
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431
                          Telephone No.: (561) 347-6398
                     (Name and address of agent for service)

                                    Copy to:
                            Charles B. Pearlman, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                Proposed              Proposed
                                                                maximum               maximum
                                                                offering              aggregate               Amount of
Title of securities              Amount to be                   price per             offering                registration
to be registered                 registered                     share(1)              price(1)                fee(1)
==========================================================================================================================
Class A
Common Stock
($.0001 par value)               15,000 shares                  $3.4375               $51,562.50              $14.34
==========================================================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price was calculated based upon the average of the bid and ask price of the Class A Common Stock of the Company on the NASDAQ SmallCap Market on November 30, 1998.

                             UNISERVICE CORPORATION

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

         Form S-8 Item Number
         and Caption                                 Caption in Prospectus
         --------------------                        ---------------------
 1.      Forepart of Registration                    Facing Page of Registration Statement
         Statement and Outside Front                 and Cover Page of Prospectus
         Cover Page of Prospectus

 2.      Inside Front and Outside Back               Inside Cover Page of Prospectus and
         Cover Pages of Prospectus                   Outside Cover Page of Prospectus

 3.      Summary Information, Risk                   Not Applicable
         Factors and Ratio of Earnings
         to Fixed Charges

 4.      Use of Proceeds                             Not Applicable

 5.      Determination of Offering Price             Not Applicable

 6.      Dilution                                    Not Applicable

 7.      Selling Security Holders                    Sales by Selling Security Holders

 8.      Plan of Distribution                        Cover Page of Prospectus and Sales by Selling
                                                     Security Holders

 9.      Description of Securities to be             Description of Securities;
         Registered                                  Consulting Agreements

10.      Interests of Named Experts                  Legal Matters
         and Counsel

11.      Material Changes                            Not Applicable

12.      Incorporation of Certain                    Incorporation of Certain Documents
         Information by Reference                    by Reference

13.      Disclosure of Commission                    Indemnification of Directors and Officers;
         Position on Indemnification for             Undertakings
         Securities Act Liabilities

                                        i

PROSPECTUS
                             UNISERVICE CORPORATION

                      15,000 Shares of Class A Common Stock
                               ($.0001 par value)

                    Issued Pursuant to a Consulting Agreement

         This Prospectus is part of a Registration Statement which registers 15,000 shares of Class A Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of Uniservice Corporation (the "Company"), which have been issued, as set forth herein, to a consultant (the "Selling Security Holder") to the Company in lieu of cash payments for compensation pursuant to the terms of a written Consulting Agreement between the Company and the Selling Security Holder (the "Stock Compensation Agreement").

         The Company has been advised by the Selling Security Holder that he may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                The date of this Prospectus is December 2, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Class A Common Stock and Warrants are traded on The Nasdaq SmallCap Market under the symbols "UNSRA" and "UNSRW", respectively. Electronic Reports and other information found through the Electronic Data Gathering, Analysis & Retrieval System are probably available through the Commission's website (http://www.sec.gov.).

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of 15,000 shares of the Company's Class A Common Stock, which may be issued to the Selling Security Holder pursuant to the written Agreement. This Prospectus, which is
Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Class A Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

                  (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act on August 3, 1998, File No. 333-50897.

                  (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 1998 and September 30, 1998.

                  (c) All reports and documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Mr. David Mayer, Uniservice Corporation, 1900 Glades Road, Suite 351, Boca Raton, Florida 33431.

                                   THE COMPANY

         Uniservice Corporation ("USC") was organized as a Florida corporation on November 21, 1997 under the name Uniservice Corp. and on January 5, 1998, changed its name to Uniservice Corporation. Kentucky Foods Chile, S.A. ("KyF Chile"), the Company's 99.97% owned subsidiary, was organized under the name Alimentos Merced Limitada on November 6, 1986, as a Chilean limited partnership and on January 14, 1991, was reorganized as a Chilean corporation and changed its name to Alimentos Merced S.A. On October 3, 1995, that corporation changed its name to Kentucky Foods Chile S.A. (USC and KyF Chile are collectively the "Company").

         Since its formation, the Company has been involved in fast-food restaurants specializing in chicken products. Initially, the Company operated its first four restaurants under the name "Papa Pollo." During the second half of 1991, the Company changed the name of its restaurants to "Chicken Inn" and by 1993, the Company had nine restaurants. It then purchased an additional five restaurants, and in January 1994, the Company entered into the Franchise Agreement and converted all of its restaurants into KFC(R) restaurants.

         On August 3, 1998, Inversiones e. Inmobiliaria Kyoto Limitada ("Kyoto") purchased 1,399,900 shares of Class B Common Stock from USC for $2,200,000, and
(ii) USC purchased Kyoto's 99.97% in KyF Chile for $2,200,000 and KyF Chile then became a majority owned (99.97%) subsidiary of USC. The remaining .03% equity interest of KyF Chile stock continues to be owned by Ricardo Vilensky, individually, who is also the principal shareholder of Kyoto (Chilean law requires that a Chilean corporation be owned by not less than two shareholders).

         The Company currently owns and operates, under license, 30 Kentucky Fried Chicken(R) ("KFC(R)") restaurants in Chile, the majority of which are located in Santiago, pursuant to its International Franchise Agreement, as amended (the "Franchise Agreement") with Kentucky Fried Chicken International Holdings, Inc. ("KFCIH"). KyF Chile is currently the sole KFC(R) franchisee in Chile and is the largest KFC(R) franchisee in Central and South America. KFCIH has no equity interest in the Company and does not warrant the results of the operations of the Company.

         The Company's strategy is to (i) develop new KFC(R) restaurants to enhance its operating leverage and increase overall margins and profitability;
(ii) achieve operating efficiencies through centralized management and advanced management information systems; and (iii) capitalize on KFC(R)'s strong, international brand name. The Company believes that this strategy will enable the Company to double the number of KFC(R) restaurants it currently owns and operates by constructing approximately four to five new restaurants each year for the next seven years (for a total of 60 Company owned restaurants by 2005).

Consulting Agreement

         On November 25, 1998, the Company and the Selling Security Holder entered into the Consulting Agreement pursuant to which the Selling Security Holder received an aggregate of 25,000 shares of Class A Common Stock of the Company (the "Shares"). In consideration for the Shares, the Selling Security Holder will assist the Company in marketing and promoting the Company's restaurants. The Selling Security Holder will be obligated to perform such services until December 31, 1999.

Restrictions Under Securities Laws

         The sale of any shares of Class A Common Stock must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or any other applicable exemption. Officers, directors and 10% or greater stockholders are also subject to the "short-swing" profit rule of Section 16(d) of the Securities Exchange Act of 1934.

                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth the name of the Selling Security Holder, the amount of shares of Class A Common Stock held directly or indirectly, the amount of Class A Common Stock to be owned by the Selling Security Holder following sale of such shares of Class A Common Stock and the percentage of shares of Class A Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 1,455,000 shares of Class A Common Stock of the Company outstanding at November 24, 1998).

                                                                                     Estimated        Percentage
                                                                                   Shares to be       to be Owned
Name of Selling                              Number of            Shares to         Owned After         After
Security Holder                            Shares Owned          be Offered          Offering          Offering
---------------                            ------------          ----------          --------          --------
Lynn Turnquest                                25,000               15,000             10,000               *

* Less than 1%.


                                        4

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, of which 20,000,000 shares are designated as Class A Common Stock and 2,000,000 shares are designated as Class B Common Stock. As of November 24, 1998 there were (i) 1,455,000 shares of Class A Common Stock outstanding, and
(ii) 1,400,000 shares of Class B Common Stock outstanding. The Company has also reserved up to an aggregate of 200,000 shares of Class A Common Stock pursuant to its 1998 Stock Option Plan, under which options may be issued by the Company subject to the approval of the Representative (for a period of twelve months from August 3, 1998, and to the extent any granted options are exercised, the underlying shares of Class A Common Stock shall be subject to a 24-month lock-up period from August 3, 1998).

         Upon liquidation, dissolution or winding up of the Company, after payment of creditors and holders of any senior securities of the Company, including preferred stock, as applicable, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares of Class A Common Stock offered hereby will be, upon completion of this Offering, fully paid and non-assessable.

         Subject to (i) the dividend rights of the holders of any other class of common stock or preferred stock, if applicable, and (ii) as a condition of the Franchise Agreement, the approval of KFCIH, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. USC has never paid dividends on any class of Common Stock since its formation in November 1997. However, KyF Chile has previously paid dividends to its shareholders.

         Class A Common Stock and Class B Common Stock

         Holders of shares of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders. Holders of shares of Class B Common Stock are entitled to ten (10) votes per for each share of Class B Common Stock on all matters to be voted on by the shareholders. Neither holders of Class A Common Stock nor Class B Common Stock have cumulative voting rights. Accordingly, the holders of more than 50% of the voting rights for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any directors. Management has the ability to vote 1,400,000 shares of Class B Common Stock or approximately 90.5% of the votes of the Company. The Bylaws of the Company require that only a majority of the issued and outstanding voting shares of Common Stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

         Subject to the approval of the Representative (for the first 24 months from August 3, 1998) and KFCIH, as a condition of the Franchise Agreement, holders of Class B Common Stock have the right to (1) transfer or sell shares of Class B Common Stock, and/or
(2) convert shares of Class B Common Stock into shares of Class A Common Stock on a "one share for one share" basis, provided that any shares so converted (but not sold or transferred) will only be entitled to one vote per share. Any persons acquiring shares of Class B Common Stock in a private transaction, either by means of a transfer or sale, shall be entitled to ten votes for each one share of Class B Common Stock held. Each certificate representing shares of Class B Common Stock contains a legend setting for the restrictions imposed by the Representative and KFCIH.

Preferred Stock

         The Board of Directors has the authority to issue up to 5,000,000 shares, par value $.0001, of the Company's preferred stock and to fix the dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the shareholders, but subject to the approval of the Representative for a period of one (1) year from August 3, 1998 (but which shares shall be subject to a lock-up period of twenty-four months from August 3, 1998).

Warrants

         The Warrants were issued in registered form pursuant to an agreement dated as of August 3, 1998 (the "Warrant Agreement"), between the Company and American Securities Transfer and Trust, Inc. as Warrant Agent. The following discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the Warrant Agreement.

         Each of the Warrants entitles the registered holder to purchase one share of Class A Common Stock. The Warrants are exercisable at a price of $6.00 (which exercise price has been arbitrarily determined by the Company and the Representative) subject to certain adjustments. The Warrants are entitled to the benefit of adjustments in their exercise prices and in the number of shares of Class A Common Stock or other securities deliverable upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

         The Warrants may be exercised, in whole or in part, for a period of five (5) years from August 3, 1998, unless such period is extended by the Company. After the expiration date, Warrant holders shall have no further rights.

         Warrant holders do not have any voting or any other rights as shareholders of the Company. The Warrants will not be redeemable for a period of twelve (12) months following August 3, 1998, at which time the Warrants may be redeemed by the Company for $0.25 per Warrant on not less than thirty (30) days prior written notice, subject to exercise by the Warrant holder, if the closing bid price for the Class A Common Stock has been at least $7.00 per share for thirty (30) consecutive trading days. If the Company exercises its right to redeem Warrants, such Warrants may still be exercised by the holder thereof until the close of business on the day immediately preceding the date fixed for redemption. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the redemption price. The foregoing notwithstanding, the Company may not redeem the

Warrants at any time that a current registration statement under the Act covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not then in effect. Additionally, the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides. If required, the Company will file a new registration statement with the Commission with respect to the securities underlying the Warrants prior to the exercise of such Warrants and will deliver a prospectus with respect to such securities to all holders thereof as required by Section 10(a)(3) of the Act.

TRANSFER AND WARRANT AGENT AND REGISTRAR

         The transfer agent and registrar for the securities of the Company is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202-1817.

LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (i) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) deriving an improper personal benefit from a transaction, (iii) voting for or assenting to an unlawful distribution, and (iv) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed in (a) and (b) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act on August 3, 1998, File No. 333-50897.

                  (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 1998 and September 30, 1998.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

Item 4.  Description of Securities

         A description of the Company's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Counsel for the Company, Fort Lauderdale, Florida.

Item 6.  Indemnification of Directors and Officers

         A description of the indemnification of the Registrant's officers and directors is set forth above under the heading "Indemnification."

Item 7.  Exemption from Registration Claimed

         Inasmuch as the Selling Security Holder will receive the Shares of the Company is knowledgeable, sophisticated and has access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8.  Exhibits

Exhibit                                     Description

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the Stock Compensation Agreements and Compensation Agreement

(10.10) Form of Consulting Agreement dated November 25, 1998, between the Company and Lynn Turnquest.

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)           Consent of independent certified public accountants
--------------------------

Item 9.  Undertakings

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, and the State of Florida, on the 2nd day of December, 1998.

                                                 UNISERVICE CORPORATION


                                                 By:  /s/ Ricardo Vilensky
                                                    ----------------------------
                                                    Ricardo Vilensky, Chairman
                                                    of the Board and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                                  Date
         ---------                                    -----                                  ----
/s/ Ricardo Vilensky                             Director, President and                December 2, 1998
----------------------------------------------   Principal Executive Officer
Ricardo Vilensky


/s/ Mauricio Aguirre                             Director, Principal Financial          December 2, 1998
----------------------------------------------   Officer and Secretary
Mauricio Aguirre


/s/ David Mayer                                  Director                               December 2, 1998
----------------------------------------------
David Mayer


                                                 Director                               December 2, 1998
----------------------------------------------
Juan Carlos Cerda


                                                 Director                               December 2, 1998
----------------------------------------------
Avram Fritch


/s/ Sergio Vivanco                               Director                               December 2, 1998
----------------------------------------------
Sergio Vivanco



                                INDEX TO EXHIBITS


Exhibit Number                              Description

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the Stock Compensation
               Agreement and the Compensation Agreement

(10.10) Form of Consulting Agreement dated November 25, 1998 between the Company and Lynn Turnquest

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)         Consents of independent certified public accountants